EXHIBIT 21
REGAL-BELOIT CORPORATION SUBSIDIARIES

Parent(s)	Subsidiary	Percent Owned	State/Place of Incorporation
REGAL-BELOIT CORPORATION	Hub City, Inc.	100%	Delaware
Wisconsin	New York Twist Drill, Inc.	100%	Delaware
	Costruzioni Meccaniche Legnanesi	100%	Italy
	Mastergear GmbH	100%	Germany
	Opperman Mastergear Ltd. (“OML”)	100%	U.K.
	Marathon Electric Manufacturing Corporation	100%	Wisconsin
	REGAL-BELOIT Logistics Canada, Inc. (Inactive)	100%	Canada-Ontario
	LEESON Electric Corporation	100%	Wisconsin
	REGAL-BELOIT Asia Pte. Ltd.	100%	Singapore
	Thomson Technology Shanghai Ltd.	100%	China
	REGAL-BELOIT Electric Motors, Inc.	100%	Wisconsin
	Compania Armadora S. de R.L. de C.V.	.1%	Mexico
	Sociedad de Motors Domestics S.deR.L. de C.V.	.1%	Mexico
	Capacitores Components de Mexico S deRLde CV	.1%	Mexico
	GEMI Motors India PVT. Limited	.001%	India

REGAL-BELOIT CORPORATION	REGAL-BELOIT Flight Service, Inc.	40%	Wisconsin
Marathon Electric Manufacturing Corp. Wisconsin	REGAL-BELOIT Flight Service, Inc.	60%	Wisconsin

LEESON Electric Corporation Wisconsin	REGAL-BELOIT Holdings Ltd.	100%	Canada-Yukon Territory

REGAL-BELOIT Electric Motors, Inc. Wisconsin	Compania Armadora S. de R.L. de C.V. (CASA)	99.9%	Mexico
	Sociedad de Motors Domestics S.deR.L. de C.V. (SMD)	99.9%	Mexico
	Capacitores Components de Mexico S deRLde CV (CAPCOM)	99.9%	Mexico
	GEMI Motors India PVT. Limited	99.999%	India
	GE Holmes Industries, LLC	51%	Delaware

REGAL-BELOIT Holdings Ltd. Canada-Yukon Territory	Patent Holdings Ltd.	100%	Canada-British Columbia
	LEESON Canada, an Alberta Limited Partnership	99.5%	Canada-Alberta
	Thomson Finance Limited	100%	Canada-British Columbia
	Thomson Technology, an Alberta Limited Partnership	99.5%	Canada-Alberta
Thomson Finance Limited British Columbia	Thomson Technology, an Alberta Limited Partnership	.5%	Canada-Alberta
	LEESON Canada, an Alberta Limited Partnership	.5%	Canada-Alberta

Marathon Electric Manufacturing Corp. Wisconsin	Marathon Special Products Corp.	100%	Ohio
	Mar-Mex S.A. deC.V. (Inactive)	100%	Mexico
	Marathon Redevelopment Corp.	100%	Missouri
	Marathon Electric Far East Pte. Ltd. (MEFE)	100%	Singapore
	Marathon Electric Manufacturing of Mexico, S. DE R.L. DE C.V.	100%	Mexico - Pending

REGAL-BELOIT Asia Pte. Ltd. Singapore	Shanghai Marathon GeXin Electric Co. Ltd. (GeXin)	55%	China
	Shanghai REGAL-BELOIT & Jinling Co. Ltd. (Jinling)	50%	China
	GE Holmes Industries (Far East) Ltd.	51%	Hong Kong
	Changzhou Modern Technologies, LTD. (CMT)	95%	China
	Changzhou REGAL-BELOIT Sinya Motor Co. Ltd.	100%	China - Pending